UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): On January 15, 2010

Winner Medical Group Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-16547	33-0215298
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China
 (Address of Principal Executive Offices)

(86-755) 28138888
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On January 14, 2010, Richard Goodner tendered a letter to Winner Medical Group Inc. (“Company”) resigning as a director of the Company and as a member of the Audit Committee and the Compensation Committee, and as Chairman of the Governance and Nominating Committee of the Company, effective January 14, 2010.  The Board of Directors of the Company (the “Board”) accepted his resignation on January 14, 2010.

(d)	(1)	On January 14, 2010, the Board appointed Lawrence Xiao Xia Pan as a director of the Company to replace Richard Goodner, effective January 14, 2010.

(2)	The Company and Lawrence Xiao Xia Pan entered into an Independent Director’s Contract, dated January 14, 2010, under which, among other things:

(a)	Lawrence Xiao Xia Pan shall receive a base fee of US$50,000 in cash per year payable quarterly in four equal amounts; and

(b)	The Company shall indemnify Lawrence Xiao Xia Pan in accordance with the terms of the Indemnification Agreement between the Company and Lawrence Xiao Xia Pan, dated January 14, 2010.

(3)
Lawrence Xiao Xia Pan has been appointed by the Board to serve a member of the Audit Committee and the Compensation Committee, and as the Chairman of the Governance and Nominating Committee of the Company.

(4)
There have been no related party transactions between the Company and Lawrence Xiao Xia Pan since the beginning of the Company's last fiscal year, nor is there any currently proposed transaction, which involves an amount over US$120,000 and in which Lawrence Xiao Xia Pan had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: January 15, 2010	By:	/s/ Jianquan Li
Jianquan Li
President and Chief Executive Officer